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                                                          EXHIBIT 23(b)




                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated February 5, 1998, on our audits of the consolidated and supplemental consolidated financial statements of National City Bancshares, Inc. and subsidiaries and supplemental consolidated for the year ended December 31, 1995, which are included in the October 9, 1998 Form 8-K of National City Bancshares, Inc. and to the reference of our firm under the heading "EXPERTS" in the Proxy Statement/Prospectus.


/s/ McGLADREY & PULLEN, LLP
Champaign, Illinois
October 14, 1998